Exhibit 99.3

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Fidelity Bancorp, Inc. (the “Company”) as an Appendix to the proxy statement / registration statement relating to the proposed merger of the Company with WesBanco, Inc. contained in such proxy statement / registration statement on Form S-4 as filed with the Securities and Exchange Commissions, and to the references to our firm and such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such proxy statements / registration statements within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Mufson Howe Hunter & Partners LLC

September 14, 2012

Member / SIPC and FINRA